SCHEDULE II

				   INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

						SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-SEQUA CORP PFD

           GAMCO INVESTORS, INC.
                      10/15/04              300            95.5000
                      10/12/04              600            96.5000
                       9/30/04              200            96.5000
                       9/21/04              300            99.5000
           GABELLI FUNDS, LLC.
               GABELLI EQUITY TRUST
                      11/04/04              100            96.5000
               GABELLI DIVIDEND & INCOME TRUST
                      10/07/04            1,500            96.0000
                       9/17/04            1,000            99.5000
                       9/10/04              100            99.3000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.